INDEPENDENT CONTRACTOR AGREEMENT

AGREEMENT, dated January 15th, 2005 between **Sovereign One, Inc., McCrome International, Inc. and Logos Resources, Inc.,** (hereinafter collectively referred to as "the Company") and **A.D.I.D Corporation** (hereinafter "the Contractor"). Now, therefore, In consideration of the mutual promises set forth herein the parties hereto agree as follows:

1. **ENGAGEMENT.** The Company shall engage the Independent Contractor, and the Contractor shall serve the Company upon the terms and conditions hereinafter set forth.

2. **TERM.** The term of this Agreement shall expire on January 15, 2006, and shall renew automatically for twelve month term unless the Company provides Contractor 30 days advance written notification of the termination of this Agreement.

3. **SERVICES.** During the period or periods of its engagement hereunder, the Contractor shall serve the Company and shall perform Contract Oil and Gas Leasing Services. Contractor will acquire oil and gas leases and properties for the Company and assign such leases and properties to the Company or to an entity as specified by the Company.

4. **COMPENSATION**. In consideration for the services outlined above the Company will be obligated to compensate Contractor as follows:
Fee: The Company will pay actual lease cost as defined by Contractor.
Reimbursement of Approved Out-of pocket Expenses: The Company shall be responsible for all pre-approved in writing out of pocket, reasonable and necessary business expenses incurred by the Contractor in furtherance of this agreement.
Additional Services: In the event the Contractor is requested to provide additional pre-approved services in writing to the Company, the Contractor will bill separately at $50.00 per hour.

5. **INDEMNIFICATION AND HOLD HARMLESS PROVISION**. The Contractor agrees hereby to indemnify and hold harmless the Company from any and all claims by the Contractor which may arise out of and in the course of the performance of his duties hereunder. Any and all claims for unemployment benefits and/or claims for workers' compensation benefits are hereby expressly waived by the Contractor who agrees to maintain separate policies of liability, health, and accident insurance as may be necessary in connection with the performance of his duties herein.

6. **RELATIONSHIP BETWEEN PARTIES**. The Contractor is engaged by the Corporation only for the purposes and to the extent set forth in this Agreement, and his relation to the Corporation shall, during the period or periods of his engagement and services hereunder, be that of an independent contractor. The Contractor shall be free to dispose of such portion of his entire time, energy, and skill during regular business hours (as he is not obligated to devote hereunder to the Company) in such manner as he sees fit and to such persons, firms, or corporations as he deems advisable. The Contractor shall not be considered as having an employee status or as being entitled to participate in any plans, arrangements, or distributions by the Company pertaining to or in connection with any insurance, pension, bonus, profit-sharing, or similar benefits for their regular employees.

7. **PROFESSIONAL RESPONSIBILITY.** Nothing in this Agreement shall be construed to interfere with or otherwise affect the rendering of services by the Contractor in accordance with his independent and professional judgment. The Contractor shall perform his services in a good and workmanlike manner and in accordance with generally accepted oil and gas field practices.

9. **GOVERNING LAW.** This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky.

10. **ENTIRE AGREEMENT**. This Agreement contains all of the terms, promises, covenants, conditions and representations made or entered into, by, or between Company and Contractor. This Agreement may not be modified or amended unless such amendment is set forth in writing and executed by both Contractor and Company with the formalities hereof.

In Witness Whereof, the parties hereto have executed this Agreement on the date and year above first written.

Mark Holbrook, President
Sovereign One, Inc ("Company")

Marshall E. Holbrook, President
A.D.I.D. Corporation ("Contractor")

Cora J. Holbrook, President
McCrome International, Inc ("Company")

Marshall E. Holbrook, President
Logos Resources, Inc ("Company")